Exhibit 23.2
                                             ------------






           CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statements of Conrail Inc. and subsidiaries on Forms S-8 (File Nos. 33-19155, 33-44140 and 33-57717)
and on Form S-3 (File No. 33-64670) of our report dated
January 24, 1994 on our audits of the consolidated financial statements and financial statement schedule of Conrail Inc. and subsidiaries as of December 31, 1993 and for each of the two years in the period ended
December 31, 1993, which report is included in this Annual Report on Form 10-K.








COOPERS & LYBRAND L.L.P


2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 27, 1995